                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 relating to the 1986 Long-Term Incentive Plan of Norstan, Inc. (Registration Nos. 33-30323 and 33-72928), the 1990 Employee Stock Purchase and Bonus Plan of Norstan, Inc. (Registration Nos. 33-32310, 33-44470 and 33-72926), the 1995 Long-Term Incentive Plan of
Norstan, Inc. (Registration No. 33-62957), and the Restated Non-Employee Directors' Stock Plan of Norstan, Inc. (Registration No. 33-62971).



                                                   ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
  July 25, 1996


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